Exhibit 1.1

Execution Version

1,500,000 Shares

Spark Energy, Inc.

Class A Common Stock

UNDERWRITING AGREEMENT

March 30, 2016

FBR CAPITAL MARKETS & CO.

as Representative of the several Underwriters

named in Schedule I hereto

c/o FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

Retailco, LLC, a Texas limited liability company (the “Selling Stockholder”), proposes to sell to the several underwriters named in Schedule I (the “Underwriters”) to this agreement (this “Agreement”) for whom you are acting as representative (the “Representative”) 1,500,000 shares (the “Underwritten Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of Spark Energy, Inc., a Delaware corporation (the “Company”) and, at the option of the Underwriters, up to an additional 225,000 shares of Class A Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

This is to confirm the agreement among the Company, the Selling Stockholder and the Underwriters concerning the purchase of the Shares from the Selling Stockholder by the Underwriters.

1. As used in this Agreement:

(a) “Applicable Time” means 9:10 a.m. (Eastern time) on the date of this Agreement;

(b) “Basic Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(c) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(d) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement relating to the Shares) filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act; and any reference to “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations on or prior to the date of this Agreement;

(e) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (i) any Issuer Free Writing Prospectus filed with the Commission by the Company on or before the Applicable Time and identified on Schedule IV hereto and (ii) the pricing information identified on Schedule IV hereto;

(f) “Prospectus” means the form of the final prospectus, as first filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations; and

(g) “Registration Statement” means the registration statement on Form S-3 referred to above, including all exhibits, financial statements and any documents incorporated by reference therein at such time and any prospectus supplement relating to the Shares filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, each as amended at the latest Effective Date.

Reference made herein to any Basic Prospectus, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.”

2. The Company represents and warrants to, and agrees with, the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a)A registration statement on Form S-3 (File No. 333-206391) with respect to the Shares, as amended, has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any part thereof, and no proceeding for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and any Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 11(c) of this Agreement.

(c) The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 11(c) of this Agreement.

(d) The Registration Statement, at each Effective Date, and the Prospectus, as of its date and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 11(c) of this Agreement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(e) The Pricing Disclosure Package and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or when filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when filed with Commission and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, as applicable and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) At the time of filing the Registration Statement and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(g) The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”);

(h) Each of Spark Holdco, LLC (“Spark HoldCo”), a Delaware limited liability company and of which the Company is the sole managing member, and each of its subsidiaries and any other subsidiary of the Company (collectively, the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited liability company, general or limited partnership or other organization, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with full power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation, limited liability company, general or limited partnership or other organization, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock, member interests, general or limited partner interest or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of a limited liability company or limited partnership, as such non-assessability may be affected by applicable law) and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Lien”) (other than Liens arising under or in connection with that certain Amended and Restated Credit Agreement, dated as of July 8, 2015 by and among Spark Energy, Inc. as guarantor, Spark HoldCo, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp., CenStar Operating Company, LLC, Oasis Power Holdings, LLC and Oasis Power, LLC, as co-borrowers, and the lenders named therein, as amended by Amendment No. 1 dated October 20, 2015 and Amendment No. 2 dated December 30, 2015 (the “Credit Agreement”));

(i) All of the issued and outstanding units representing limited liability company interests in Spark HoldCo have been duly and validly authorized and issued, and are fully paid and nonassesable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and are owned by the Company free and clear of any Lien (other than Liens arising under or in connection with the Credit Agreement);

(j) All of the issued and outstanding shares of Class B Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by Retailco and NuDevco Retail, LLC free and clear of any Lien;

(k) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company as of the Closing Date and, if any Option Shares are purchased, as of each Option Closing Date, including the Shares to be sold by the Selling Stockholder, have been or will be duly and validly authorized and issued, are or will be fully paid and non-assessable and conform or will conform to the descriptions thereof contained in the Pricing Disclosure Package; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(l) This Agreement has been duly authorized, executed and delivered by the Company;

(m) The sale of the Shares to be sold by the Selling Stockholder hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by the Selling Stockholder hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; provided that no representation or warranty is made in this paragraph with respect to the antifraud provisions of the federal or state securities laws;

(n) KPMG, LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an independent public accounting firm as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at and as of the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. All other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. Except as included therein, no historical financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Pricing Disclosure Package under the Securities Act or the Rules and Regulations. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement and the Pricing Disclosure Package. All disclosures contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G promulgated under the Exchange Act and Item 10 of Regulation S-K promulgated under the Securities Act, to the extent applicable;

(o) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (1) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries, (2) there has not been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, that are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(p) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(q) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(r) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Stock Market LLC) now pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(s) Each of the Company and each of the Subsidiaries possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by each of them; each of the Company and each of the Subsidiaries is in compliance with the terms and conditions of all such Permits; all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(t) Each of the Company and each of the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(u) No labor dispute with the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect;

(v) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which they are engaged; none of the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its or their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(w) The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x) Except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not been advised of (1) any material weaknesses or significant deficiencies in the design or operation of internal controls that could reasonably be expected to adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(z) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or extensions have been obtained with respect thereto) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(aa) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and, to the best of the Company’s knowledge, no pending investigation which might lead to such a claim exists or has been threatened;

(bb) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability, that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, that would have or may reasonably be expected to have a Material Adverse Effect;

(cc) None of the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(dd) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which the Company is required to comply as of effectiveness of the Registration Statement;

(ee) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(ff) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(gg) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, any Preliminary Prospectus, the Prospectus and, subject to compliance with Section 8 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(hh) The statistical and market and industry-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(ii) The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com and http://www.retailroadshow.com is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Disclosure Package made in reliance upon and in strict conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 11(c) of this Agreement;

(jj) The Class A Common Stock, including the Underwritten Shares, is listed on the NASDAQ Global Select Market under the ticker symbol “SPKE”;

(kk) The Company has no debt security or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act);

(ll) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited in any material respect, directly or indirectly, from (1) paying any distributions to the Company or (2) (A) making any other distribution on such Subsidiary’s equity interests, (B) repaying to the Company any loans or advances to such Subsidiary from the Company or (C) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(mm) The operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(nn) None of the Company nor any of the Subsidiaries nor, to the knowledge of any of the Company, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of or providing services to the Company or any Subsidiary is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and

(oo) The Company and each of the Subsidiaries acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

3. The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) None of the offering and sale by the Selling Stockholder of the Shares, the execution, delivery and performance of this Agreement by the Selling Stockholder, or the consummation of the transactions contemplated hereby (i) conflicts with or constitutes a violation of its certificate or articles of formation or limited liability company agreement of the Selling Stockholder, (ii) conflicts with or constitutes a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which it or any of its properties may be bound, or (iii) violates any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Selling Stockholder, except, in the case of clauses (ii) and (iii) above, which violation, breach or default would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement; provided that no representation or warranty is made in this paragraph with respect to the antifraud provisions of the federal and state securities laws.

(c) No consent of or with any court, governmental agency or body having jurisdiction over the Selling Stockholder is required in connection with the offering and sale by the Selling Stockholder of the Shares, the execution, delivery and performance of this Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) for such consents that have been, or prior to the Closing Date will be, obtained, (iv) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (v) any such consent as would not affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impair the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(d) The Selling Stockholder on the Closing Date and each Option Closing Date, as the case may be, will have good and valid title to the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances; and the Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder.

(e) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery (within the meaning of Section 8-301 of the UCC) of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) the Underwriters will acquire a valid “security entitlement”, within the meaning of Section 8-102 of the UCC, in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s stock ledger in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC and (z) no rule adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants conflicts (within the meaning of Section 8-111 of the UCC) with the provisions of Article 8 of the UCC that apply to any of the transactions described in this paragraph.

(f) The Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Pricing Disclosure Package to sell the Shares pursuant to this Agreement

(g) (i) The Registration Statement, at its most recent Effective Date, and the Prospectus, as of its date and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and (ii) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties of the Selling Stockholder set forth in this Section 3(g) are made only as to information furnished in writing by the Selling Stockholder to the Company specifically for inclusion in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto, which information is limited to (A) the legal name, address and the number of Shares owned by the Selling Stockholder and (B) the other information with respect to the Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholder” (or, with respect to the Registration Statement at its most recent Effective Date, under the caption “Selling Stockholders”).

Any certificate signed by any authorized representative of a Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriters.

Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $17.10 (the “Purchase Price”), the number of Underwritten Shares determined by multiplying the aggregate number of Underwritten Shares to be sold by the Selling Stockholder hereunder by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to an additional 225,000 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative, but in no event earlier than the Closing Date or, unless the Representative and the Selling Stockholder otherwise agree in writing, earlier than one or later than five business days after the Selling Stockholder’s receipt of such notice.

4. It is understood that the several Underwriters propose to offer the Underwritten Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5. Against payment of the purchase price therefor in Federal (same day) funds by wire transfer to the accounts specified by the Selling Stockholder, the Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, will deliver the Underwritten Shares to the Representative through the facilities of DTC for the accounts of the Underwriters, at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 A.M., New York time, on April 4, 2016, or at such other time not later than seven full business days thereafter as the Underwriters, the Company and the Selling Stockholder determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Underwritten Shares.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative as provided above. Against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Selling Stockholder, the Selling Stockholder and the Custodian will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters at the above office of Vinson & Elkins L.L.P., at 9:00 A.M., New York time on the applicable Option Closing Date.

6. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 6(b), will comply with the requirements of Rule 430B under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 30-day restricted period referred to in Section 6(i) hereof. The Company will timely effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of each such jurisdictions as the Underwriters, through the Representative, may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 6(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) Upon written request, the Company will furnish or deliver to the Representative, without charge, one signed copy of the Registration Statement as originally filed and of each amendment to the Registration Statement (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus and any document incorporated by reference in the Prospectus (excluding exhibits thereto) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter promptly, without charge, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a)

under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, as applicable, the Company will promptly prepare and file with the Commission, subject to Section 6(b), such document as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such document as each Underwriter may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and the Subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(h) The Company will use its commercially reasonable efforts to maintain the listing of the Shares on the NASDAQ Global Select Market.

(i) During a period of 30 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock or Class B Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock or Class B Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or Class B Common Stock or such other securities, in cash or otherwise, other than (1) the issuance of options to acquire shares of Class A Common Stock or Class B Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (2) the issuance of shares of Class A Common Stock or Class B Common Stock upon the exercise of any such options, (3) the issuance or sale of Class A Common Stock to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units or (4) the issuance of shares of Class A Common Stock, Class B Common Stock or securities convertible into any such shares of Class A Common Stock or Class B Common Stock, in each case, as consideration for potential acquisitions; provided that, with respect to any such acquisition referred to in clause (4) above, the recipient of such Class A Common Stock or Class B Common Stock (and, in the case of the recipient of securities convertible into any such shares of Class A Common Stock or Class B Common Stock, upon the conversion of such securities) must agree in writing to be bound by the terms of this Section 6(i) for the remaining term of the Lock-Up Period.

(j) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(k) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

7. The Selling Stockholder covenants and agrees with the Underwriters as follows:

(a) The Selling Stockholder will deliver to the Underwriters (or their agents), prior to or on the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 (or its equivalent) or an IRS Form W-8 (or its equivalent), as appropriate, together with all required attachments to such form.

(b) The Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Shares in violation of any law, rule or regulation.

(c) The Selling Stockholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of any change in any information relating to the Selling Stockholder which comes to the attention of the Selling Stockholder.

(d) During the Lock-Up Period, the Selling Stockholder will not, without the prior written consent of the Representative, (i) offer, sell, contract to sell, pledge, hypothecate or establish a put equivalent position with respect to any shares of Class A Common Stock (except with respect to any pledge of such equity made by the Selling Stockholder in connection with any future financing; provided that the pledgee must also agree to be bound by the terms of this Section 7(d) for the remaining term of the Lock-Up Period), (ii) grant any option, right or warrant for the sale of any shares of Class A Common Stock, (iii) purchase any option or contract to sell any shares of Class A Common Stock, (iv) sell any option or contract to purchase any shares of Class A Common Stock, (v) otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly any shares of Class A Common Stock, (vi) request or demand that the Company file a registration statement related to the Class A Common Stock or (vii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares of Class A Common Stock or other securities, in cash or otherwise; provided, however, that the restrictions set forth in clauses (i) through (vii) above shall not apply to the following transfers: (A) a bona fide gift or gifts, (B) a transfer to any trust for the direct or indirect benefit of such transferor or the immediate family of the transferor, (C) a distribution to limited partners or stockholders of the transferor, (D) a transfer to the transferor’s affiliates or to any investment fund or other entity controlled or managed by the transferor and (E) the issuance of restricted shares of Class A Common Stock in connection with the offering and sale of the Underwritten Shares.

8. (a) Each of the Company and the Selling Stockholder represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule IV hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 11(c) of this Agreement.

9. (a) The Company will pay or cause to be paid all expenses incident to and in connection with (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto or any document incorporated by reference therein and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Shares to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Shares, and (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $20,000).

(b) If (i) this Agreement is terminated pursuant to Section 10 (other than by reason of a default by any of the Underwriters or Sections 10(n)(i), 10(n)(iii), 10(n)(iv) or 10(n)(v)), (ii) a Selling Stockholder, for any reason, fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than Sections 10(n)(i), 10(n)(iii), 10(n)(iv) or 10(n)(v)), the Company agrees to reimburse the Underwriters for all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; notwithstanding anything to the contrary herein, if this Agreement is terminated by reason of the default of the Underwriters or the purchase of the Shares is not consummated as a result of the occurrence of any of the events described in Sections 10(n)(i), 10(n)(iii), 10(n)(iv) or 10(n)(v), the Company shall not be obligated to reimburse the underwriter on account of those expenses. Except as provided by this Section 9, the Underwriters shall pay their own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which the Underwriters may sell and the expenses of advertising any offering of the Shares made by the Underwriters, and any transfer taxes payable in connection with the sale of the Shares to the Underwriters.

10. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 6(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The representations and warranties of the Company and the Selling Stockholder contained herein are true as of the date hereof and shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company and the Selling Stockholder shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package.

(d) the Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, satisfactory to the Underwriters, to the effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, (2) none of the situations set forth in clause (i) or (ii) of Section 10(c) shall have occurred and (3) no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(e) The Selling Stockholder shall have furnished to the Underwriters a certificate or certificates, dated as of the Closing Date or the Option Closing Date, as the case may be, of an authorized representative of the Selling Stockholder, stating that the representations, warranties and agreements of the Selling Stockholder in Section 3 are true and correct on and as of the Closing Date, and the Selling Stockholder has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(f) On the Closing Date or the Option Closing Date, as the case may be, Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Underwriters their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(g) On the Closing Date or the Option Closing Date, as the case may be, Vinson & Elkins L.L.P., counsel for the Selling Stockholder, shall have furnished to the Underwriters their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(h) On the date hereof, KPMG LLP shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) On the Closing Date and each Option Closing Date, as the case may be, the Underwriters shall have received from KPMG LLP a letter, dated the Closing Date and each such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 10(h), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or the Option Closing Date, as the case may be, Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Underwriters their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit C hereto, from each of the persons and entities listed on Schedule III hereto and such agreements shall be in full force and effect on the Closing Date or the Option Closing Date, as the case may be.

(m) On or prior to the Closing Date and each Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters shall reasonably request.

(n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representative by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

11. (a) The Company agrees to indemnify and hold harmless each Underwriter and each of their directors, officers, employees, agents and representatives and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof or any Issuer Free Writing

Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 11(c) of this Agreement.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each of their directors, officers, employees, agents and representatives and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with the Selling Stockholder Information furnished in writing to the Company by or on behalf of the Selling Stockholder, which information is limited to the Selling Stockholder Information described in Section 3(g), and shall reimburse the Underwriters and each such director, officer, employee, agent, representative or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, representative or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of the Selling Stockholder under the indemnity agreement contained in this Section 11(b) shall be limited to an amount equal to the total gross proceeds, after deducting underwriting discounts and commission, but before deducting expenses, to the Selling Stockholder from the sale of the Shares by the Selling Stockholder under this Agreement. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to any Underwriter or director, officer, employee, agent, representative or controlling person of any Underwriter.

(c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of their respective directors, officers, employees, agents and representatives, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of any Underwriter: (i) the information regarding delivery of the Shares set forth on the cover page of the Prospectus, (ii) the list of underwriters and their respective participation in the sale of the Shares in the Pricing Disclosure Package, (iii) the selling concession figure set forth under the caption “Underwriting—Commissions and Discounts” in the Pricing Disclosure Package and (iv) the information provided under the captions ‘Underwriting—Price Stabilization” and “Underwriting—Electronic Distribution” in the Pricing Disclosure Package.

(d) Promptly after receipt by an indemnified party under Section 11(a), 11(b) or 11(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 11). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 11(a) or 11(b), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a), 11(b) or 11(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand and the Underwriter, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand, and the Underwriters, on the other hand, from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Stockholder (such information being limited to the Selling Stockholder Information) , on the one hand, or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 11(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder will not be required to contribute to any loss, claim, damage or liability, except for such losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or road show, in reliance upon and in conformity with the Selling Stockholder Information; provided, however, that such amounts shall not exceed the total gross proceeds, after deducting underwriting discounts and commission, but before deducting expenses, to the Selling Stockholder from the sale of the Shares by the Selling Stockholder under this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 11(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the parties to this Agreements contained in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

12. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the other Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default, which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder or any of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 10 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the

Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 9, the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 11 and the provisions of Sections 13, 14 and 17 shall remain in effect.

14. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder and the Underwriters, the officers and directors of the Company and the Selling Stockholder referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Attention: Syndicate Department (fax no.: 703-312-9698). Notices to the Company shall be given to it at Spark Energy, Inc., 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 (fax no.: 832-320-2943); Attention: Gil Melman. Notices to Retailco shall be given to Retailco, LLC, 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 (fax no.: 281-833-4815); Attention: Terry D. Jones.

16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

19. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Stockholder or their stockholders, members, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, and (iv) each of the Company and the Selling

Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholder agree that each will not claim that the Underwriters, or any of them has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

20. The Company and the Selling Stockholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or any Selling Stockholder by such Underwriter’s investment banking divisions.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

23. Each of the Company, the Selling Stockholder and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SPARK ENERGY, INC.

By:	/s/Gil Melman
Name: Gil Melman
Title: Vice President, General Counsel and Corporate Secretary

RETAILCO, LLC

By:	/s/ W. Keith Maxwell III
Name: W. Keith Maxwell III
Title: Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul Dellisola
Name: Paul Dellisola
Title: Senior Managing Director

For themselves and as Representative of the other Underwriters named in Schedule I hereto

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Underwritten Shares to be Purchased
FBR Capital Markets & Co.	720,000
Janney Montgomery Scott LLC	250,000
Wunderlich Securities, Inc.	245,000
Ladenburg Thalmann & Co. Inc.	165,000
USCA Securities LLC	80,000
Drexel Hamilton, LLC	40,000

Total	1,500,000

I-1

SCHEDULE II

SELLING STOCKHOLDER

Selling Stockholder	Total Number of Shares to be Sold
Retailco, LLC	1,500,000

II-1

SCHEDULE III

LOCK-UP PARTIES

1.	W. Keith Maxwell III
2.	Nathan Kroeker
3.	Georganne Hodges
4.	Gil Melman
5.	James G. Jones II
6.	John Eads
7.	Kenneth M. Hartwick
8.	Jason Garrett
9.	NuDevco Retail, LLC

III-1

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

None.

PRICING INFORMATION

Number of Shares: 1,500,000

Public offering price for the Shares: $18.00

IV-1

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

1.	The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.	Spark HoldCo, LLC (“Spark HoldCo”) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with the limited liability company power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.	The Company directly or indirectly owns such equity interests of each of Spark HoldCo, Censtar Operating Company, LLC, Censtar Energy Corp., Oasis Power Holdings, LLC, Oasis Power, LLC, Spark Energy, LLC and Spark Energy Gas, LLC (each, a “Subsidiary”) as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the Company directly or indirectly owns such equity interests free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the State of Texas, as applicable, naming the Company or a Subsidiary, as applicable, as debtor is on file in the office of the Secretary of State of the State of Delaware, or the office of the Secretary of State of the State of Texas, as applicable, as of March 25, 2016 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Texas Business Organizations Code (the “TBOC”), as applicable.

4.	Each Subsidiary (other than Spark HoldCo) is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of its jurisdiction of organization or formation, as applicable; each Subsidiary has the corporate or limited liability company power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus;

5.	The Shares to be sold by the Selling Stockholder to the Underwriters under the Underwriting Agreement have been duly authorized in accordance with the Certificate of Incorporation and the Bylaws of the Company (collectively, the “Governing Documents”) and are validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the DGCL or the Governing Documents, fully paid and non-assessable.

6.	To our knowledge, except as set forth in the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and to our knowledge, except as set forth in the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or the Subsidiaries are outstanding.

7.	The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement, the offering and sale of the Shares pursuant to the terms of the Underwriting Agreement will not, (a) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under the agreements set forth on Annex A hereto (the “Applicable Agreements”); (b) violate the provisions of the Governing Documents or the similar organizational documents of the Company or the Subsidiaries; (c) resulted, results or will result in the creation of any security interest in, or Lien upon, any of the property or assets of the Company or any Subsidiary pursuant to any agreement that is filed as an exhibit to the Registration Statement; (d) violate any federal statute, rule or regulation applicable to the Company or any Subsidiary or the DGCL, the Delaware LLC Act or the TBOC; (e) resulted, results or will result in the contravention of any order or decree known to such counsel (based upon a certificate of the Chief Executive Officer of the Company) of any governmental authority by which the Company or any Subsidiary or any of their respective properties is bound, that is determined by the Chief Executive Officer of the Company (based upon a certificate of such officer) to be material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries, considered as a single enterprise; with respect to clauses (a) and (c) as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and its Subsidiaries to consummate the transactions contemplated by the Underwriting Agreement in connection with the offering and sale of the Shares by the Selling Stockholder (a “Material Adverse Effect”); it being understood that we express no opinion in clause (d) of this paragraph (7) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

8.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

9.

No consent, approval, authorization or order of, registration or qualification with any federal court or governmental agency, any Delaware court or governmental agency acting pursuant to the DGCL or the Delaware LLC Act or any Texas court or governmental agency is required to be obtained or made by the Company or its Subsidiaries for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof and the sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Shares under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

10.	The Registration Statement has been declared effective under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Pricing Disclosure Package and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

11.	The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Description of Capital Stock,” “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Exchange of Spark HoldCo Units and Class B Common Stock,” to the extent that they constitute descriptions or summaries of the terms of the Class A Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

12.	None of the Company or its Subsidiaries is required to register as an “investment company,” as such term is defined in the Investment Company Act.

13.	Each of the Registration Statement, at the time it was declared effective, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or (b) the other financial, accounting and statistical data derived therefrom, in each case included or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

We have participated in conferences with representatives of the Company and the Selling Stockholder and with representatives of the Company’s independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraph 11 above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a) the Registration Statement, at the time it was declared effective (including the information, if any, deemed pursuant to Rule 430B to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, we do not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or (ii) the other financial, accounting and statistical data derived therefrom, in each case included or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

EXHIBIT B

FORM OF OPINION OF COUNSEL TO SELLING STOCKHOLDER

(i) The Selling Stockholder has the limited liability company power and authority under the laws of the State of Texas to execute and deliver, and incur and perform, all of its obligations under the Underwriting Agreement.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(iii) Upon (i) payment for the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement, (ii) delivery (within the meaning of Section 8-301 of the UCC) of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, (iii) registration of such Shares in the name of Cede or such other nominee and (iv) DTC indicating by book-entry on its records that such Shares have been credited to the securities account (within the meaning of Section 8-501 of the UCC) of each of the Underwriters, as applicable, (A) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”)) in respect of such Shares and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement.

In connection with our opinion set forth in paragraph (iii) above, we have assumed that when such payment, delivery, registration and crediting occurs, (1) payment for the Shares described in paragraph (iii) above constitutes an “acquisition for value” of the Shares, (2) the Shares are a “financial asset” within the meaning of Section 8-102 of the UCC and (3) the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (4) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s stock ledger in accordance with the Certificate of Incorporation and the Bylaws of the Company (collectively, the “Governing Documents”) and applicable law, (5) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (6) none of DTC or any of the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to the Shares, (7) appropriate book entries to the account of each of the Underwriters on the records of DTC will have been made pursuant to the UCC and (8) no rule adopted by DTC (in its capacity as a clearing corporation) governing the rights and obligations among DTC and its participants conflicts (within the meaning of Section 8-111 of the UCC) with the provisions of Article 8 of the UCC that apply to any of the transactions described in this paragraph. In connection with our opinion set forth in paragraph (iii) above, the opinion is limited to Article 8 of the UCC. Terms used in paragraph (iii) above and this paragraph that are defined in Article 8 of the UCC, and not otherwise defined herein, have the meanings assigned to such terms therein. With respect to the opinion in paragraph (iii) above, we have assumed that duly executed transfer instructions have been provided for the Shares to be delivered to Cede (or its nominee) and not to any other person or entity.

B-1

(iv) The sale of the Shares by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of the Underwriting Agreement will not breach or result in a default under the Applicable Agreements, nor will such action violate any federal statute, the TBOC or any rule or regulation that has been issued pursuant to any federal statute or the TBOC or any order known to us issued pursuant to any federal statute or the TBOC by any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of their properties, except that it is understood that no opinion is given in this paragraph (iv) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(v) No consent, approval, authorization, order, registration or qualification of or with any federal or Texas governmental agency or body or, to our knowledge, any federal or Texas court is required for the sale of the Shares by the Selling Stockholder and the compliance by the Selling Stockholder with all of the provisions of the Underwriting Agreement, except (i) as have been previously made or obtained, (ii) for the registration under the Securities Act and the Exchange Act of the Shares, (iii) for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

B-2

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Spark Energy, Inc., a Delaware corporation (the “Company”), Retailco, LLC, a Texas limited liability company, and the several underwriters to be named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 30 days after the public offering date set forth on the final prospectus used to sell the Class A Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 30 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control1, and any trustee of any trust that holds Class A Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) (i) offer, sell, contract to sell (including any short sale), pledge2, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, any shares of Class A Common Stock (ii) grant any option, right or warrant for the sale of any shares of Class A Common Stock, (iii) purchase any option or contract to sell any shares of Class A Common Stock, (iv) sell any option or contract to purchase any shares of Class A Common Stock, (v) otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly any shares of Class A Common Stock, (vi) request or demand that the Company file a registration statement related to the Class A Common Stock or (vii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any

[1]	The Lock-Up Agreement with W. Keith Maxwell III will exclude Retailco, LLC and NuDevco Retail, LLC from the group of entities subjected to the restrictions imposed by Mr. Maxwell’s Lock-Up Agreement.
[2]	The Lock-Up Agreements with NuDevco Retail, LLC and W. Keith Maxwell III will contain an exception permitting pledges of Class A Common Stock made in connection with any future financings.

shares of Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares of Class A Common Stock or other securities, in cash or otherwise, without, in each case, with respect to clauses (i) through (vii) above the prior written consent of FBR Capital Markets & Co. (“FBR”), which consent may be withheld in FBR’s sole discretion.

If the undersigned is an officer or director of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, the Representative will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to (i) a bona fide gift or gifts, (ii) a transfer to any trust for the direct or indirect benefit of such transferor or the immediate family of the transferor, (iii) a distribution to limited partners or stockholders of the transferor, (iv) a transfer to the transferor’s affiliates or to any investment fund or other entity controlled or managed by the transferor, (v) sales of Class A Common Stock to satisfy tax withholding obligations in connection with the vesting of Restricted Stock Units and (vi) the issuance of restricted shares of Class A Common Stock in connection with the offering and sale of the Underwritten Shares, provided that (a) each resulting transferee of the Company’s securities executes and delivers to FBR an agreement satisfactory to FBR certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 30 days after the Public Offering Date, without the prior written consent of FBR which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Class A Common Stock received upon exercise of options granted to the undersigned or the vesting of any stock awards by the Company will also be subject to this Agreement. A transfer of Class A Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Class A Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Class A Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 15, 2016.

Very truly yours,

Printed Name:
Date:

Annex A

Applicable Agreements

1.	Convertible Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc. dated July 8, 2015 payable to Retailco Acquisition Co, LLC.

2.	Convertible Subordinated Promissory Note of Spark HoldCo, LLC and Spark Energy, Inc. dated July 31, 2015 payable to Retailco Acquisition Co, LLC.

3.	Amended and Restated Credit Agreement, dated as of July 8, 2015, among Spark Energy, Inc., as parent, Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp, and CenStar Operating Company, LLC, as co-borrowers, Société Générale, as administrative agent, an Issuing Bank and a Bank, and SG Americas Securities, LLC and Compass Bank, as co-lead arranger, SG Americas Securities, LLC, as sole bookrunner, Compass Bank, as syndication agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as documentation agent, and the other financial institutions signatory thereto.

4.	Amendment No. 1 to Amended and Restated Credit Agreement, dated October 30, 2015 and effective as of October 31, 2015, by and among Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp, CenStar Operating Company, LLC, Oasis Power Holdings, LLC, Oasis Power, LLC, Spark Energy, Inc., the Banks party thereto and Société Générale, as administrative agent.

5.	Amendment No. 2 to Amended and Restated Credit Agreement, dated and effective as of December 30, 2015, by and among Spark HoldCo, LLC, Spark Energy, LLC, Spark Energy Gas, LLC, CenStar Energy Corp, CenStar Operating Company, LLC, Oasis Power Holdings, LLC, Oasis Power, LLC, Spark Energy, Inc., the Banks party thereto and Société Générale, as administrative agent.

6.	Tax Receivable Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., Spark HoldCo LLC, NuDevco Retail Holdings, LLC, NuDevco Retail, LLC and W. Keith Maxwell III.

7.	Master Service Agreement with an affiliate, dated as of December 15, 2015, by Spark HoldCo, LLC, a subsidiary of Spark Energy, Inc., with affiliates Retailco Services, LLC, and NuDevco Retail, LLC.

8.	Spark HoldCo, LLC Second Amended and Restated Limited Liability Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings and NuDevco Retail, LLC.

9.	Registration Rights Agreement, dated as of August 1, 2014, by and among Spark Energy, Inc., NuDevco Retail Holdings, LLC and NuDevco Retail, LLC.

10.	Membership Interest Purchase Agreement, dated as of May 12, 2015, by and between Retailco Acquisition Co, LLC and Spark HoldCo, LLC.